Filed Pursuant to Rule 433
                                                         File No.: 333-137620-16

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

                         THE SERIES 2007-11 CERTIFICATES


                              Initial         Pass-
                             Principal      Through
      Class                 Balance(1)        Rate                         Principal Types
---------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
Class A-1(3)                 $750,000,000    6.000%   Senior, Pass-Through, Exchangeable
Class A-2                    $100,000,000    5.700%   Super Senior, Planned Amortization
Class A-3                    $195,570,000    6.000%   Super Senior, Sequential Pay
Class A-4                     $50,000,000    6.000%   Super Senior, Sequential Pay
Class A-5                     $50,000,000    6.000%   Super Senior, Sequential Pay
Class A-6                    $150,000,000    6.000%   Super Senior, Planned Amortization
Class A-7                        (4)         6.000%   Senior, Notional Amount
Class A-8                     $77,243,000    6.000%   Super Senior, Planned Amortization
Class A-9                     $19,760,000    6.000%   Super Senior, Planned Amortization
Class A-10(3)                $213,119,142      (2)    Super Senior, Accretion Directed, Companion, Exchangeable REMIC
Class A-11(3)                    (4)           (2)    Senior, Notional Amount, Exchangeable REMIC
Class A-12(3)                 $35,519,858    0.000%   Super Senior, Accretion Directed, Companion, Exchangeable REMIC
Class A-13(3)                    $500,000    6.000%   Super Senior, Companion, Exchangeable REMIC
Class A-14(3)                 $78,009,000    6.000%   Super Senior, Accretion Directed, Sequential Pay, Exchangeable REMIC
Class A-15(3)                 $71,383,000    6.000%   Super Senior, Sequential Pay, Exchangeable REMIC
Class A-16(3)                $166,179,428      (2)    Super Senior, Sequential Pay, Exchangeable REMIC
Class A-17(3)                    (4)           (2)    Senior, Notional Amount, Exchangeable REMIC
Class A-18(3)                 $27,696,572    0.000%   Super Senior, Sequential Pay, Exchangeable REMIC
Class A-19                   $238,724,000    6.000%   Super Senior, Sequential Pay
Class A-20                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-21                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-22                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-23                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-24                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-25                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-26                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-27                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-28                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-29                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-30                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-31                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-32                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-33                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-34                     $1,000,000    6.000%   Super Senior, Sequential Pay
Class A-35                    $39,276,000    6.000%   Super Senior, Sequential Pay
Class A-36                   $395,120,000    6.000%   Super Senior, Lockout
Class A-37(3)                $281,128,000    6.000%   Super Senior, Sequential Pay, Exchangeable REMIC
Class A-38(3)                $197,154,857      (2)    Super Senior, Sequential Pay, Exchangeable REMIC
Class A-39(3)                    (4)           (2)    Senior, Notional Amount, Exchangeable REMIC
Class A-40(3)                 $32,859,143    0.000%   Super Senior, Sequential Pay, Exchangeable REMIC
Class A-41(3)                 $35,036,000    6.000%   Super Senior, Accretion Directed, Sequential Pay, Exchangeable REMIC
Class A-42(3)                 $32,060,000    6.000%   Super Senior, Sequential Pay, Exchangeable REMIC
Class A-43(3)                $144,559,000    6.000%   Super Senior, Lockout, Exchangeable REMIC
Class A-44(3)                $236,827,000    5.500%   Super Senior, Planned Amortization, Exchangeable REMIC


      Class                     Interest Types                      CUSIP
----------------------------------------------------------------------------
Offered Certificates
Class A-1(3)               Fixed Rate                             94985W AA9
Class A-2                  Fixed Rate                             94985W AB7
Class A-3                  Fixed Rate                             94985W AC5
Class A-4                  Fixed Rate                             94985W AD3
Class A-5                  Fixed Rate                             94985W AE1
Class A-6                  Fixed Rate                             94985W AF8
Class A-7                  Fixed Rate, Interest Only              94985W AG6
Class A-8                  Fixed Rate                             94985W AH4
Class A-9                  Fixed Rate                             94985W AJ0
Class A-10(3)              Floating Rate                          94985W AK7
Class A-11(3)              Inverse Floating Rate, Interest Only   94985W AL5
Class A-12(3)              Principal Only                         94985W AM3
Class A-13(3)              Accrual, Fixed Rate                    94985W AN1
Class A-14(3)              Fixed Rate                             94985W AP6
Class A-15(3)              Accrual, Fixed Rate                    94985W AQ4
Class A-16(3)              Floating Rate                          94985W AR2
Class A-17(3)              Inverse Floating Rate, Interest Only   94985W AS0
Class A-18(3)              Principal Only                         94985W AT8
Class A-19                 Fixed Rate                             94985W AU5
Class A-20                 Fixed Rate                             94985W AV3
Class A-21                 Fixed Rate                             94985W AW1
Class A-22                 Fixed Rate                             94985W AX9
Class A-23                 Fixed Rate                             94985W AY7
Class A-24                 Fixed Rate                             94985W AZ4
Class A-25                 Fixed Rate                             94985W BA8
Class A-26                 Fixed Rate                             94985W BB6
Class A-27                 Fixed Rate                             94985W BC4
Class A-28                 Fixed Rate                             94985W BD2
Class A-29                 Fixed Rate                             94985W BE0
Class A-30                 Fixed Rate                             94985W BF7
Class A-31                 Fixed Rate                             94985W BG5
Class A-32                 Fixed Rate                             94985W BH3
Class A-33                 Fixed Rate                             94985W BJ9
Class A-34                 Fixed Rate                             94985W BK6
Class A-35                 Fixed Rate                             94985W BL4
Class A-36                 Fixed Rate                             94985W BM2
Class A-37(3)              Fixed Rate                             94985W BN0
Class A-38(3)              Floating Rate                          94985W BP5
Class A-39(3)              Inverse Floating Rate, Interest Only   94985W BQ3
Class A-40(3)              Principal Only                         94985W BR1
Class A-41(3)              Fixed Rate                             94985W BS9
Class A-42(3)              Accrual, Fixed Rate                    94985W BT7
Class A-43(3)              Fixed Rate                             94985W BU4
Class A-44(3)              Fixed Rate                             94985W BV2



                              Initial         Pass-
                             Principal      Through
      Class                 Balance(1)        Rate                         Principal Types
---------------------------------------------------------------------------------------------------------------------------------
Class A-45(3)                $236,827,000    5.600%   Super Senior, Planned Amortization, Exchangeable
Class A-46(3)                $236,827,000    5.700%   Super Senior, Planned Amortization, Exchangeable
Class A-47(3)                $236,827,000    5.800%   Super Senior, Planned Amortization, Exchangeable
Class A-48(3)                $236,827,000    5.900%   Super Senior, Planned Amortization, Exchangeable
Class A-49(3)                $236,827,000    6.000%   Super Senior, Planned Amortization, Exchangeable
Class A-50(3)                    (4)         6.000%   Senior, Notional Amount, Exchangeable REMIC
Class A-51(3)                 $43,559,000    6.000%   Super Senior, Planned Amortization, Exchangeable REMIC
Class A-52(3)                $195,192,000      (2)    Super Senior, Accretion Directed, Companion, Exchangeable REMIC
Class A-53(3)                    (4)           (2)    Senior, Notional Amount, Exchangeable REMIC
Class A-54(3)                 $32,532,000    0.000%   Super Senior, Accretion Directed, Companion, Exchangeable REMIC
Class A-55(3)                    $339,000    6.000%   Super Senior, Companion, Exchangeable REMIC
Class A-56(3)                 $60,368,000    6.000%   Super Senior, Accretion Directed, Sequential Pay, Exchangeable REMIC
Class A-57(3)                 $55,241,000    6.000%   Super Senior, Sequential Pay, Exchangeable REMIC
Class A-58(3)                $156,014,000    6.000%   Super Senior, Lockout, Exchangeable REMIC
Class A-59(3)                $154,285,714      (2)    Super Senior, Pass-Through, Exchangeable REMIC
Class A-60(3)                $154,285,714      (2)    Super Senior, Pass-Through, Exchangeable
Class A-61(3)                    (4)           (2)    Senior, Notional Amount, Exchangeable REMIC
Class A-62(3)                    (4)           (2)    Senior, Notional Amount, Exchangeable REMIC
Class A-63(3)                    (4)           (2)    Senior, Notional Amount, Exchangeable
Class A-64(3)                 $25,714,286    0.000%   Super Senior, Pass-Through, Exchangeable REMIC
Class A-65(3)                 $27,203,000    6.000%   Super Senior Support, Pass-Through, Exchangeable REMIC
Class A-66(3)                 $29,358,000    6.000%   Super Senior Support, Pass-Through, Exchangeable REMIC
Class A-67(3)                  $6,775,000    6.000%   Super Senior Support, Pass-Through, Exchangeable REMIC
Class A-68                    $74,400,000    6.000%   Super Senior Support, Pass-Through
Class A-69(3)                  $1,956,000    6.000%   Super Senior/Super Senior Support(5), Sequential Pay, Exchangeable REMIC
Class A-70(3)                    $544,000    6.000%   Super Senior/Super Senior Support(5), Sequential Pay, Exchangeable REMIC
Class A-71(3)                 $32,859,143      (2)    Super Senior, Sequential Pay, Exchangeable
Class A-72(3)                $230,014,000    6.000%   Super Senior, Sequential Pay, Exchangeable
Class A-73(3)                $511,142,000    6.000%   Super Senior, Sequential Pay, Exchangeable
Class A-74(3)                 $67,096,000    6.000%   Super Senior, Sequential Pay, Exchangeable
Class A-75(3)                $722,797,000    6.000%   Super Senior, Pass-Through, Exchangeable
Class A-76(3)                $280,386,000    6.000%   Super Senior, Planned Amortization, Exchangeable
Class A-77(3)                 $32,532,000      (2)    Super Senior, Accretion Directed, Companion, Exchangeable
Class A-78(3)                $227,724,000    6.000%   Super Senior, Accretion Directed, Companion, Exchangeable
Class A-79(3)                $508,449,000    6.000%   Super Senior, Sequential Pay, Exchangeable
Class A-80(3)                $115,609,000    6.000%   Super Senior, Sequential Pay, Exchangeable
Class A-81(3)                $780,072,000    6.000%   Super Senior, Pass-Through, Exchangeable
Class A-82(3)                $809,430,000    6.000%   Senior, Pass-Through, Exchangeable
Class A-83(3)                 $25,714,286      (2)    Super Senior, Pass-Through, Exchangeable
Class A-84(3)                 $25,714,286      (2)    Super Senior, Pass-Through, Exchangeable
Class A-85(3)                $180,000,000    6.000%   Super Senior, Pass-Through, Exchangeable
Class A-86(3)                $186,775,000    6.000%   Senior, Pass-Through, Exchangeable
Class A-87(3)                 $27,696,572      (2)    Super Senior, Sequential Pay, Exchangeable
Class A-88(3)                $193,876,000    6.000%   Super Senior, Sequential Pay, Exchangeable
Class A-89(3)                 $35,519,858      (2)    Super Senior, Accretion Directed, Companion, Exchangeable
Class A-90(3)                $248,639,000    6.000%   Super Senior, Accretion Directed, Companion, Exchangeable
Class A-91(3)                $249,139,000    6.000%   Super Senior, Companion, Exchangeable


      Class                     Interest Types                      CUSIP
----------------------------------------------------------------------------
Class A-45(3)              Fixed Rate                             94985W BW0
Class A-46(3)              Fixed Rate                             94985W BX8
Class A-47(3)              Fixed Rate                             94985W BY6
Class A-48(3)              Fixed Rate                             94985W BZ3
Class A-49(3)              Fixed Rate                             94985W CA7
Class A-50(3)              Fixed Rate, Interest Only              94985W CB5
Class A-51(3)              Fixed Rate                             94985W CC3
Class A-52(3)              Floating Rate                          94985W CD1
Class A-53(3)              Inverse Floating Rate, Interest Only   94985W CE9
Class A-54(3)              Principal Only                         94985W CF6
Class A-55(3)              Accrual, Fixed Rate                    94985W CG4
Class A-56(3)              Fixed Rate                             94985W CH2
Class A-57(3)              Accrual, Fixed Rate                    94985W CJ8
Class A-58(3)              Fixed Rate                             94985W CK5
Class A-59(3)              Floating Rate                          94985W CL3
Class A-60(3)              Floating Rate                          94985W CM1
Class A-61(3)              Inverse Floating Rate, Interest Only   94985W CN9
Class A-62(3)              Inverse Floating Rate, Interest Only   94985W CP4
Class A-63(3)              Inverse Floating Rate, Interest Only   94985W CQ2
Class A-64(3)              Principal Only                         94985W CR0
Class A-65(3)              Fixed Rate                             94985W CS8
Class A-66(3)              Fixed Rate                             94985W CT6
Class A-67(3)              Fixed Rate                             94985W CU3
Class A-68                 Fixed Rate                             94985W CV1
Class A-69(3)              Fixed Rate                             94985W CW9
Class A-70(3)              Fixed Rate                             94985W CX7
Class A-71(3)              Inverse Floating Rate                  94985W CY5
Class A-72(3)              Fixed Rate                             94985W CZ2
Class A-73(3)              Fixed Rate                             94985W DA6
Class A-74(3)              Fixed Rate                             94985W DB4
Class A-75(3)              Fixed Rate                             94985W DC2
Class A-76(3)              Fixed Rate                             94985W DD0
Class A-77(3)              Inverse Floating Rate                  94985W DE8
Class A-78(3)              Fixed Rate                             94985W DF5
Class A-79(3)              Fixed Rate                             94985W DG3
Class A-80(3)              Fixed Rate                             94985W DH1
Class A-81(3)              Fixed Rate                             94985W DJ7
Class A-82(3)              Fixed Rate                             94985W DK4
Class A-83(3)              Inverse Floating Rate                  94985W DL2
Class A-84(3)              Inverse Floating Rate                  94985W DM0
Class A-85(3)              Fixed Rate                             94985W DN8
Class A-86(3)              Fixed Rate                             94985W DP3
Class A-87(3)              Inverse Floating Rate                  94985W DQ1
Class A-88(3)              Fixed Rate                             94985W DR9
Class A-89(3)              Inverse Floating Rate                  94985W DS7
Class A-90(3)              Fixed Rate                             94985W DT5
Class A-91(3)              Fixed Rate                             94985W DU2



                              Initial         Pass-
                             Principal      Through
      Class                 Balance(1)        Rate                         Principal Types
---------------------------------------------------------------------------------------------------------------------------------
Class A-92(3)                $149,392,000    6.000%   Super Senior, Sequential Pay, Exchangeable
Class A-93(3)                $228,063,000    6.000%   Super Senior, Companion, Exchangeable
Class A-94(3)              $1,559,430,000    6.000%   Senior, Pass-Through, Exchangeable
Class A-95(3)                  $2,500,000    6.000%   Super Senior/Super Senior Support(5), Sequential Pay, Exchangeable
Class A-96(3)              $1,502,869,000    6.000%   Super Senior, Pass-Through, Exchangeable
Class A-97(3)                 $56,561,000    6.000%   Super Senior Support, Pass-Through, Exchangeable
Class A-98                    $50,000,000      (2)    Super Senior, Sequential Pay
Class A-99                       (4)           (2)    Senior, Notional Amount
Class A-PO                    $20,185,589    0.000%   Senior, Ratio Strip
Class A-R                            $100    6.000%   Senior, Sequential Pay
Class B-1                     $79,096,000    6.000%   Subordinated
Class B-2                     $23,729,000    6.000%   Subordinated
Class B-3                     $15,819,000    6.000%   Subordinated
Non-Offered Certificates
Class B-4                      $7,910,000    6.000%   Subordinated
Class B-5                      $3,955,000    6.000%   Subordinated
Class B-6                      $7,909,686    6.000%   Subordinated


      Class                     Interest Types                      CUSIP
----------------------------------------------------------------------------
Class A-92(3)              Fixed Rate                             94985W DV0
Class A-93(3)              Fixed Rate                             94985W DW8
Class A-94(3)              Fixed Rate                             94985W DX6
Class A-95(3)              Fixed Rate                             94985W DY4
Class A-96(3)              Fixed Rate                             94985W DZ1
Class A-97(3)              Fixed Rate                             94985W EA5
Class A-98                 Floating Rate                          94985W EB3
Class A-99                 Inverse Floating Rate, Interest Only   94985W EC1
Class A-PO                 Principal Only                         94985W ED9
Class A-R                  Fixed Rate                             94985W EE7
Class B-1                  Fixed Rate                             94985W EF4
Class B-2                  Fixed Rate                             94985W EG2
Class B-3                  Fixed Rate                             94985W EH0
Non-Offered Certificates
Class B-4                  Fixed Rate                             94985W EJ6
Class B-5                  Fixed Rate                             94985W EK3
Class B-6                  Fixed Rate                             94985W EL1


----------------------

(1) Approximate. The initial principal balance shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial principal balance of such class. The maximum initial principal balance of a class of exchangeable REMIC Certificates represents the initial principal balance of such class prior to any exchanges. The maximum initial principal balance of a class of exchangeable certificates represents the maximum principal balance of such class that could be issued in an exchange. The initial principal balances and maximum initial principal balances are subject to adjustment.

(2) The following table describes the methodology for determining the pass-through rate for the floating rate and inverse floating rate certificates.


              Initial Pass-              Pass-Through               Minimum Pass-   Maximum Pass-
Class         Through Rate               Rate Formula               Through Rate    Through Rate
-----------   -------------   -----------------------------------   -------------   -------------
Class A-10       5.920%                 LIBOR + 0.600%                 0.600%          7.000%
Class A-11       1.080%                 6.400% - LIBOR                 0.000%          6.400%
Class A-16       5.920%                 LIBOR + 0.600%                 0.600%          7.000%
Class A-17       1.080%                 6.400% - LIBOR                 0.000%          6.400%
Class A-38       5.920%                 LIBOR + 0.600%                 0.600%          7.000%
Class A-39       1.080%                 6.400% - LIBOR                 0.000%          6.400%
Class A-52       5.870%                 LIBOR + 0.550%                 0.550%          7.000%
Class A-53       1.130%                 6.450% - LIBOR                 0.000%          6.450%
Class A-59       5.870%                 LIBOR + 0.550%                 0.550%          7.000%
Class A-60       5.920%                 LIBOR + 0.600%                 0.600%          7.000%
Class A-61       0.050%                 6.450% - LIBOR                 0.000%          0.050%
Class A-62       1.080%                 6.400% - LIBOR                 0.000%          6.400%
Class A-63       1.130%                 6.450% - LIBOR                 0.000%          6.450%
Class A-71       6.480%       38.39999981% - (LIBOR x 5.99999997)      0.000%       38.39999981%
Class A-77       6.780%              38.700% - (LIBOR x 6)             0.000%          38.700%
Class A-83       6.480%       38.3999995% - (LIBOR x 5.99999992)       0.000%        38.3999995%
Class A-84       6.780%       38.6999995% - (LIBOR x 5.99999992)       0.000%        38.6999995%
Class A-87       6.480%       38.39999908% - (LIBOR x 5.99999986)      0.000%       38.39999908%
Class A-89       6.480%       38.39999892% - (LIBOR x 5.99999983)      0.000%       38.39999892%
Class A-98*      5.970%                 LIBOR + 0.650%                 0.650%          6.000%
Class A-99       0.030%                 5.350% - LIBOR                 0.000%          5.350%


      * Prior to and including the distribution date in July 2017, the Class A-98 Certificates will also be entitled to amounts received under a yield maintenance agreement. During this period, the Class A-98 Certificates will receive payments on each distribution date at an effective per annum rate equal to LIBOR + 0.650%, subject to a minimum rate of 0.650% and a maximum rate of 10.00%.

(3) Each of these classes is exchangeable, in combination with other classes or individually as specified in Schedule I to this prospectus supplement, for certain other class or classes of certificates.
(4) The Class A-7, Class A-11, Class A-17, Class A-39, Class A-50, Class A-53, Class A-61, Class A-62, Class A-63 and Class A-99 Certificates are interest only certificates and have no principal balance. The initial notional amounts are expected to be approximately $5,000,000, $213,119,142, $166,179,428, $197,154,857, $19,735,583, $195,192,000,
      $154,285,714, $154,285,714, $154,285,714 and $50,000,000, respectively.
      The initial notional amount shown for a class of exchangeable REMIC certificates or exchangeable certificates represents the approximate maximum initial notional amount of such class. The maximum initial notional amount of a class of exchangeable REMIC certificates represents the initial notional amount of such class prior to any exchange. The maximum initial notional amount of a class of exchangeable certificates represents the maximum notional amount that could be issued in an exchange.
(5) While the Class A-68 Certificates are outstanding, the Class A-69, Class A-70 and Class A-95 Certificates will have the characteristics of super senior certificates. After the principal balance of the Class A-68 Certificates has been reduced to zero, the Class A-69, Class A-70 and Class A-95 Certificates will have the characteristics of super senior support certificates.

Allocation of Amount to be Distributed on the Class A Non-PO Certificates

      The allocation of the Class A Non-PO Principal Distribution Amount to a Class of Exchangeable REMIC Certificates will be made assuming no exchanges have ever occurred.

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-13 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, concurrently, to the Class A-10 and Class A-12 Certificates, pro rata; and

      second, to the Class A-13 Certificates.

      II. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-15 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, to the Class A-14 and Class A-15 Certificates.

      III. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-42 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, to the Class A-41 and Class A-42 Certificates.

      IV. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-55 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, as follows:

      first, concurrently, to the Class A-52 and Class A-54 Certificates, pro rata; and

      second, to the Class A-55 Certificates.

      V. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-57 Certificates, the applicable Accrual Distribution Amount will be distributed, sequentially, to the Class A-56 and Class A-57 Certificates.

      VI. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Non-PO Certificates, sequentially, as follows:

      first, to the Class A-R Certificates; and

      second, concurrently, as follows:

            (a) approximately 4.9200451504%, concurrently, to the Class A-59, Class A-64 and Class A-67 Certificates, pro rata;

            (b) approximately 19.7565726825%, concurrently as follows:

                  (i) approximately 96.3729333333%, sequentially, as follows:

                        (A) to the Class A-43 Certificates, up to the Priority I
                  Amount for such Distribution Date;

                        (B) concurrently, up to $1,000 for each Distribution
                  Date, to the Class A-38 and Class A-40 Certificates, pro rata;

                        (C) up to $3,186,000 for each Distribution Date, to the
                  Class A-37 Certificates;

                        (D) concurrently, to the Class A-38 and Class A-40
                  Certificates, pro rata; and

                        (E) sequentially, to the Class A-37, Class A-41, Class
                  A-42 and Class A-43 Certificates; and

                  (ii) approximately 3.6270666667%, to the Class A-65
            Certificates;

            (c) approximately 21.3220835018%, concurrently, as follows:

                  (i) approximately 96.3730032245%, sequentially, as follows:

                        (A) to the Class A-58 Certificates, up to the Priority
                  II Amount for such Distribution Date;

                        (B) sequentially, up to the PAC Principal Amount I for
                  such Distribution Date, to the Class A-44 and Class A-51 Certificates;

                        (C) concurrently, to the Class A-52 and Class A-54
                  Certificates, pro rata; and

                        (D) sequentially, to the Class A-55, Class A-44, Class
                  A-51, Class A-56, Class A-57 and Class A-58 Certificates; and

                  (ii) approximately 3.6269967755%, to the Class A-66
            Certificates; and

            (d) approximately 54.0012986654%, concurrently as follows:

                  (i) approximately 96.3707317073%, sequentially, as follows:

                        (A) to the Class A-36 Certificates, up to the Priority
                  III Amount for such Distribution Date;

                        (B) concurrently, as follows:

                              (1) approximately 81.4613282041%, sequentially, as
                        follows:

                                    (a) concurrently, as follows:

                                          (i) approximately 47.6189890413%,
                                    sequentially, as follows:

                                                (aa) concurrently, up to $1,000
                                          for each Distribution Date to the
                                          Class A-16, Class A-18 and Class A-98
                                          Certificates, pro rata;

                                                (bb) concurrently, up to
                                          $3,378,000 for each Distribution Date
                                          to the Class A-3, Class A-4, Class
                                          A-5, Class A-69 and Class A-70
                                          Certificates, pro rata;

                                                (cc) concurrently, to the Class
                                          A-16, Class A-18 and Class A-98
                                          Certificates, pro rata; and

                                                (dd) concurrently, to the Class
                                          A-3, Class A-4, Class A-5, Class A-69
                                          and Class A-70 Certificates, pro rata;
                                          and

                                          (ii) approximately 52.3810109587%,
                                    sequentially, as follows:

                                                (aa) sequentially, up to the PAC
                                          Principal Amount II for such
                                          Distribution Date, to the Class A-2,
                                          Class A-6, Class A-8 and Class A-9
                                          Certificates, as follows:

                                                      (x) concurrently, to the
                                                Class A-2 and Class A-6
                                                Certificates, pro rata; and


                                                      (y) sequentially, to the
                                                Class A-8 and Class A-9
                                                Certificates;

                                                (bb) concurrently, to the Class
                                          A-10 and Class A-12 Certificates, pro
                                          rata;

                                                (cc) to the Class A-13
                                          Certificates;

                                                (dd) concurrently, to the Class
                                          A-2 and Class A-6 Certificates, pro
                                          rata; and

                                                (ee) sequentially, to the Class
                                          A-8 and Class A-9 Certificates; and

                                      (b) sequentially, to the Class A-14 and
                                Class A-15 Certificates; and

                              (2) approximately 18.5386717959%, sequentially, to
                        the Class A-19, Class A-20, Class A-21, Class A-22, Class A-23, Class A-24, Class A-25, Class A-26, Class A-27, Class A-28, Class A-29, Class A-30, Class A-31, Class A-32, Class A-33, Class A-34 and Class A-35 Certificates; and

                  (C) to the Class A-36 Certificates; and

            (ii) approximately 3.6292682927%, to the Class A-68 Certificates.

      The "PAC Principal Amount I" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class A-44 and Class A-51 Certificates ("PAC Group I" or "PAC Certificates I") to the percentage of the sum of the initial Principal Balances of PAC Group I shown in the related table appearing in Appendix I with respect to such Distribution Date.

      The "PAC Principal Amount II" for any Distribution Date means the amount, if any, that would reduce the sum of the Principal Balances of the Class A-2, Class A-6, Class A-8 and Class A-9 Certificates ( "PAC Group II" or "PAC Certificates II", together with the PAC

Certificates I, the "PAC Certificates") to the percentage of the sum of the initial Principal Balances of PAC Group II shown in the related table appearing in Appendix I with respect to such Distribution Date.

      The "Priority I Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority I Percentage, (ii) the Shift Percentage and (iii) the Scheduled Principal Amount and (b) the product of (i) the Priority I Percentage, (ii) the Prepayment Shift Percentage and (iii) the Unscheduled Principal Amount.

      The "Priority I Percentage" means the Principal Balance of the Class A-43 Certificates divided by the Class A Non-PO Principal Balance.

      The "Priority II Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority II Percentage, (ii) the Shift Percentage and
(iii) the Scheduled Principal Amount and (b) the product of (i) the Priority II Percentage, (ii) the Prepayment Shift Percentage and (iii) the Unscheduled Principal Amount.

      The "Priority II Percentage" means the Principal Balance of the Class A-58 Certificates divided by the Class A Non-PO Principal Balance.

      The "Priority III Amount" for any Distribution Date means the sum of (a) the product of (i) the Priority III Percentage, (ii) the Shift Percentage and
(iii) the Scheduled Principal Amount and (b) the product of (i) the Priority III Percentage, (ii) the Prepayment Shift Percentage and (iii) the Unscheduled Principal Amount.

      The "Priority III Percentage" means the Principal Balance of the Class A-36 Certificates divided by the Class A Non-PO Principal Balance.

      The "Scheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(i) and B(iv) of the definition of "Class A Non-PO Optimal Principal Amount".

      The "Unscheduled Principal Amount" means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgage Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts for such Mortgage Loan described in clauses B(ii) and B(iii) of the definition of "Class A Non-PO Optimal Principal Amount".

      The "Shift Percentage" for any Distribution Date will be the percentage indicated below:

               Distribution Date Occurring In                   Shift Percentage
-------------------------------------------------------------   ----------------
August 2007 through July 2012                                                 0%
August 2012 and thereafter                                                  100%

      The "Prepayment Shift Percentage" for any Distribution Date will be the percentage indicated below:

               Distribution Date Occurring In                   Shift Percentage
-------------------------------------------------------------   ----------------
August 2007 through July 2012                                                 0%
August 2012 through July 2013                                                30%
August 2013 through July 2014                                                40%
August 2014 through July 2015                                                60%
August 2015 through July 2016                                                80%
August 2016 and thereafter                                                  100%

      Calculation and Allocation of Amount to be Distributed on the Classes of Exchangeable Certificates

      In the event that all or a portion of the Exchangeable REMIC Certificates of a REMIC Combination is exchanged for a proportionate portion of the related Exchangeable Combination, such Exchangeable Combination will receive its proportionate share of the principal distributions otherwise payable on a Distribution Date to the Exchangeable REMIC Certificates of the related REMIC Combination. Such amount will then be distributed to the applicable Exchangeable Certificates on such Distribution Date.

      Any amounts of principal distributed on a Distribution Date to any Class of Exchangeable Certificates will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective Percentage Interests.

                                   SCHEDULE I

                              EXCHANGEABLE SCHEDULE


       Exchangeable REMIC Class                           Exchangeable Class
       ------------------------                           ------------------

                        Maximum Initial                      Maximum Initial or
                      Principal Balance or   Exchangeable     Principal Balance
 REMIC Combination     Notional Amount(1)     Combination    Notional Amount (1)
--------------------------------------------------------------------------------

                                             Exchangeable
REMIC Combination 1                          Combination 1
--------------------------------------------------------------------------------
        A-37              $281,128,000           A-1             $750,000,000
        A-38              $197,154,857
        A-39              $197,154,857
        A-40               $32,859,143
        A-41               $35,036,000
        A-42               $32,060,000
        A-43              $144,559,000
        A-65               $27,203,000

                                             Exchangeable
REMIC Combination 2                          Combination 2
--------------------------------------------------------------------------------
        A-44              $236,827,000           A-45            $236,827,000
        A-50               $3,947,117

                                             Exchangeable
REMIC Combination 3                          Combination 3
--------------------------------------------------------------------------------
        A-44              $236,827,000           A-46            $236,827,000
        A-50                $7,894,234

                                             Exchangeable
REMIC Combination 4                          Combination 4
--------------------------------------------------------------------------------
        A-44              $236,827,000           A-47            $236,827,000
        A-50               $11,841,350

                                             Exchangeable
REMIC Combination 5                          Combination 5
--------------------------------------------------------------------------------
        A-44              $236,827,000           A-48            $236,827,000
        A-50               $15,788,467

                                             Exchangeable
REMIC Combination 6                          Combination 6
--------------------------------------------------------------------------------
        A-44              $236,827,000           A-49            $236,827,000
        A-50               $19,735,583

                                             Exchangeable
REMIC Combination 7                          Combination 7
--------------------------------------------------------------------------------
        A-59              $154,285,714           A-60            $154,285,714
        A-61              $154,285,714

                                             Exchangeable
REMIC Combination 8                          Combination 8
--------------------------------------------------------------------------------
        A-61              $154,285,714           A-63            $154,285,714
        A-62              $154,285,714

       Exchangeable REMIC Class                        Exchangeable Class
       ------------------------                        ------------------

                         Maximum Initial                     Maximum Initial or
                       Principal Balance or   Exchangeable   Principal Balance
 REMIC Combination      Notional Amount(1)     Combination   Notional Amount (1)
--------------------------------------------------------------------------------

                                              Exchangeable
REMIC Combination 9                          Combination 9
--------------------------------------------------------------------------------
        A-39              $197,154,857            A-71            $32,859,143
        A-40               $32,859,143

                                              Exchangeable
REMIC Combination 10                         Combination 10
--------------------------------------------------------------------------------
        A-38              $197,154,857            A-72           $230,014,000
        A-39              $197,154,857
        A-40               $32,859,143

                                              Exchangeable
REMIC Combination 11                         Combination 11
--------------------------------------------------------------------------------
        A-37              $281,128,000            A-73           $511,142,000
        A-38              $197,154,857
        A-39              $197,154,857
        A-40               $32,859,143

                                              Exchangeable
REMIC Combination 12                         Combination 12
--------------------------------------------------------------------------------
        A-41               $35,036,000            A-74            $67,096,000
        A-42               $32,060,000

                                              Exchangeable
REMIC Combination 13                         Combination 13
--------------------------------------------------------------------------------
        A-37              $281,128,000            A-75           $722,797,000
        A-38              $197,154,857
        A-39              $197,154,857
        A-40               $32,859,143
        A-41               $35,036,000
        A-42               $32,060,000
        A-43              $144,559,000

                                              Exchangeable
REMIC Combination 14                         Combination 14
--------------------------------------------------------------------------------
        A-44              $236,827,000            A-76           $280,386,000
        A-50               $19,735,583
        A-51               $43,559,000

                                              Exchangeable
REMIC Combination 15                         Combination 15
--------------------------------------------------------------------------------
        A-53              $195,192,000            A-77            $32,532,000
        A-54               $32,532,000

                                              Exchangeable
REMIC Combination 16                         Combination 16
--------------------------------------------------------------------------------
        A-52              $195,192,000            A-78           $227,724,000
        A-53              $195,192,000
        A-54               $32,532,000

       Exchangeable REMIC Class                        Exchangeable Class
       ------------------------                        ------------------

                         Maximum Initial                     Maximum Initial or
                       Principal Balance or   Exchangeable   Principal Balance
 REMIC Combination      Notional Amount(1)     Combination   Notional Amount (1)
--------------------------------------------------------------------------------

                                              Exchangeable
REMIC Combination 17                         Combination 17
--------------------------------------------------------------------------------
        A-44              $236,827,000            A-79           $508,449,000
        A-50               $19,735,583
        A-51               $43,559,000
        A-52              $195,192,000
        A-53              $195,192,000
        A-54               $32,532,000
        A-55                  $339,000

                                              Exchangeable
REMIC Combination 18                         Combination 18
--------------------------------------------------------------------------------
        A-56               $60,368,000            A-80           $115,609,000
        A-57               $55,241,000

                                              Exchangeable
REMIC Combination 19                         Combination 19
--------------------------------------------------------------------------------
        A-44              $236,827,000            A-81           $780,072,000
        A-50               $19,735,583
        A-51               $43,559,000
        A-52              $195,192,000
        A-53              $195,192,000
        A-54               $32,532,000
        A-55                  $339,000
        A-56               $60,368,000
        A-57               $55,241,000
        A-58              $156,014,000

                                              Exchangeable
REMIC Combination 20                         Combination 20
--------------------------------------------------------------------------------
        A-44              $236,827,000            A-82           $809,430,000
        A-50               $19,735,583
        A-51               $43,559,000
        A-52              $195,192,000
        A-53              $195,192,000
        A-54               $32,532,000
        A-55                  $339,000
        A-56               $60,368,000
        A-57               $55,241,000
        A-58              $156,014,000
        A-66               $29,358,000

                                              Exchangeable
REMIC Combination 21                         Combination 21
--------------------------------------------------------------------------------
        A-62              $154,285,714            A-83            $25,714,286
        A-64               $25,714,286

                                              Exchangeable
REMIC Combination 22                         Combination 22
--------------------------------------------------------------------------------
        A-61              $154,285,714            A-84            $25,714,286
        A-62              $154,285,714
        A-64               $25,714,286

       Exchangeable REMIC Class                        Exchangeable Class
       ------------------------                        ------------------

                         Maximum Initial                     Maximum Initial or
                       Principal Balance or   Exchangeable   Principal Balance
 REMIC Combination      Notional Amount(1)     Combination   Notional Amount (1)
--------------------------------------------------------------------------------

                                              Exchangeable
REMIC Combination 23                         Combination 23
--------------------------------------------------------------------------------
        A-59              $154,285,714            A-85           $180,000,000
        A-61              $154,285,714
        A-62              $154,285,714
        A-64               $25,714,286

                                              Exchangeable
REMIC Combination 24                         Combination 24
--------------------------------------------------------------------------------
        A-59              $154,285,714            A-86           $186,775,000
        A-61              $154,285,714
        A-62              $154,285,714
        A-64               $25,714,286
        A-67                $6,775,000

                                              Exchangeable
REMIC Combination 25                         Combination 25
--------------------------------------------------------------------------------
        A-17              $166,179,428            A-87            $27,696,572
        A-18               $27,696,572

                                              Exchangeable
REMIC Combination 26                         Combination 26
--------------------------------------------------------------------------------
        A-16              $166,179,428            A-88           $193,876,000
        A-17              $166,179,428
        A-18               $27,696,572

                                              Exchangeable
REMIC Combination 27                         Combination 27
--------------------------------------------------------------------------------
        A-11              $213,119,142            A-89            $35,519,858
        A-12               $35,519,858

                                              Exchangeable
REMIC Combination 28                         Combination 28
--------------------------------------------------------------------------------
        A-10              $213,119,142            A-90           $248,639,000
        A-11              $213,119,142
        A-12               $35,519,858

                                              Exchangeable
REMIC Combination 29                         Combination 29
--------------------------------------------------------------------------------
        A-10              $213,119,142            A-91           $249,139,000
        A-11              $213,119,142
        A-12               $35,519,858
        A-13                  $500,000

       Exchangeable REMIC Class                        Exchangeable Class
       ------------------------                        ------------------

                         Maximum Initial                     Maximum Initial or
                       Principal Balance or   Exchangeable   Principal Balance
 REMIC Combination      Notional Amount(1)     Combination   Notional Amount (1)
--------------------------------------------------------------------------------

                                              Exchangeable
REMIC Combination 30                         Combination 30
--------------------------------------------------------------------------------
        A-14               $78,009,000            A-92           $149,392,000
        A-15               $71,383,000

                                              Exchangeable
REMIC Combination 31                         Combination 31
--------------------------------------------------------------------------------
        A-52              $195,192,000            A-93           $228,063,000
        A-53              $195,192,000
        A-54               $32,532,000
        A-55                  $339,000

                                              Exchangeable
REMIC Combination 32                         Combination 32
--------------------------------------------------------------------------------
        A-37              $281,128,000            A-94          $1,559,430,000
        A-38              $197,154,857
        A-39              $197,154,857
        A-40               $32,859,143
        A-41               $35,036,000
        A-42               $32,060,000
        A-43              $144,559,000
        A-44              $236,827,000
        A-50               $19,735,583
        A-51               $43,559,000
        A-52              $195,192,000
        A-53              $195,192,000
        A-54               $32,532,000
        A-55                  $339,000
        A-56               $60,368,000
        A-57               $55,241,000
        A-58              $156,014,000
        A-65               $27,203,000
        A-66               $29,358,000

                                              Exchangeable
REMIC Combination 33                         Combination 33
--------------------------------------------------------------------------------
        A-69                $1,956,000            A-95             $2,500,000
        A-70                  $544,000

       Exchangeable REMIC Class                        Exchangeable Class
       ------------------------                        ------------------

                         Maximum Initial                     Maximum Initial or
                       Principal Balance or   Exchangeable   Principal Balance
 REMIC Combination      Notional Amount(1)     Combination   Notional Amount (1)
--------------------------------------------------------------------------------

                                              Exchangeable
REMIC Combination 34                         Combination 34
--------------------------------------------------------------------------------
        A-37              $281,128,000            A-96          $1,502,869,000
        A-38              $197,154,857
        A-39              $197,154,857
        A-40               $32,859,143
        A-41               $35,036,000
        A-42               $32,060,000
        A-43              $144,559,000
        A-44              $236,827,000
        A-50               $19,735,583
        A-51               $43,559,000
        A-52              $195,192,000
        A-53              $195,192,000
        A-54               $32,532,000
        A-55                  $339,000
        A-56               $60,368,000
        A-57               $55,241,000
        A-58              $156,014,000

                                              Exchangeable
REMIC Combination 35                         Combination 35
--------------------------------------------------------------------------------
        A-65               $27,203,000            A-97            $56,561,000
        A-66               $29,358,000



(1) Except as otherwise indicated, Exchangeable REMIC Certificates and Exchangeable Certificates in any combination may be exchanged only in the proportion that the Maximum Initial Principal Balances or Maximum Initial Notional Amounts of the indicated Classes bear to one another as shown above.

Planned Principal Balances
as Percentages of Initial Aggregate Principal Balance
PAC Group I

                                 Percentage of
                               Initial Aggregate
Distribution Date              Principal Balance
----------------------------   -------------------
August 2007                            99.74771844
September 2007                         99.43456027
October 2007                           99.06057831
November 2007                          98.62585656
December 2007                          98.13051768
January 2008                           97.57472299
February 2008                          96.95867246
March 2008                             96.28260468
April 2008                             95.54679678
May 2008                               94.75156426
June 2008                              93.89726090
July 2008                              92.98427845
August 2008                            92.01304647
September 2008                         90.98403198
October 2008                           89.89773917
November 2008                          88.75470898
December 2008                          87.55551872
January 2009                           86.30078164
February 2009                          84.99114638
March 2009                             83.62729647
April 2009                             82.20994978
May 2009                               80.73985787
June 2009                              79.21780540
July 2009                              77.64460939
August 2009                            76.02111856
September 2009                         74.34821254
October 2009                           72.62680112
November 2009                          70.85782339
December 2009                          69.04224853
January 2010                           67.23867320
February 2010                          65.44701980
March 2010                             63.66721127
April 2010                             61.89917103
May 2010                               60.14282301
June 2010                              58.39809162
July 2010                              56.66490178
August 2010                            54.94317887
September 2010                         53.23284880
October 2010                           51.53383791
November 2010                          49.84607306
December 2010                          48.16948157
January 2011                           46.50399123
February 2011                          44.84953030
March 2011                             43.20602752
April 2011                             41.57341206
May 2011                               39.95161361
June 2011                              38.34056226
July 2011                              36.74018858
August 2011                            35.15042359
September 2011                         33.57119875
October 2011                           32.00244600
November 2011                          30.44409767
December 2011                          28.89608657
January 2012                           27.35834593
February 2012                          25.83080943
March 2012                             24.31341116
April 2012                             22.80608565
May 2012                               21.30876787
June 2012                              19.82139320
July 2012                              18.34389742
August 2012                            17.04448264
September 2012                         15.75459655
October 2012                           14.47417683
November 2012                          13.20316160
December 2012                          11.94148934
January 2013                           10.68909899
February 2013                           9.44592984
March 2013                              8.21192160
April 2013                              6.98701439
May 2013                                5.77114869
June 2013                               4.56426539
July 2013                               3.36630578
August 2013                             2.21876611
September 2013                          1.07977935
Octorber 2013 and thereafter            0.00000000

Planned Principal Balances
as Percentages of Initial Aggregate Principal Balance
PAC Group II

                                 Percentage of
                               Initial Aggregate
Distribution Date              Principal Balance
----------------------------   -------------------
August 2007                            99.77970822
September 2007                         99.50625910
October 2007                           99.17969875
November 2007                          98.80010054
December 2007                          98.36757157
January 2008                           97.88225270
February 2008                          97.34431854
March 2008                             96.75397744
April 2008                             96.11147137
May 2008                               95.41707584
June 2008                              94.67109976
July 2008                              93.87388521
August 2008                            93.02580728
September 2008                         92.12727378
October 2008                           91.17872495
November 2008                          90.18063314
December 2008                          89.13350249
January 2009                           88.03786844
February 2009                          86.89429740
March 2009                             85.70338624
April 2009                             84.46576179
May 2009                               83.18208032
June 2009                              81.85302698
July 2009                              80.47931520
August 2009                            79.06168607
September 2009                         77.60090770
October 2009                           76.09777451
November 2009                          74.55310650
December 2009                          72.96774997
January 2010                           71.39287139
February 2010                          69.82840304
March 2010                             68.27427759
April 2010                             66.73042820
May 2010                               65.19678843
June 2010                              63.67329229
July 2010                              62.15987419
August 2010                            60.65646901
September 2010                         59.16301202
October 2010                           57.67943893
November 2010                          56.20568585
December 2010                          54.74168933
January 2011                           53.28738631
February 2011                          51.84271416
March 2011                             50.40761064
April 2011                             48.98201391
May 2011                               47.56586257
June 2011                              46.15909558
July 2011                              44.76165231
August 2011                            43.37347252
September 2011                         41.99449638
October 2011                           40.62466444
November 2011                          39.26391763
December 2011                          37.91219727
January 2012                           36.56944505
February 2012                          35.23560306
March 2012                             33.91061376
April 2012                             32.59441998
May 2012                               31.28696493
June 2012                              29.98819218
July 2012                              28.69804566
August 2012                            27.56339947
September 2012                         26.43707370
October 2012                           25.31901396
November 2012                          24.20916619
December 2012                          23.10747670
January 2013                           22.01389215
February 2013                          20.92835953
March 2013                             19.85082620
April 2013                             18.78123987
May 2013                               17.71954857
June 2013                              16.66570069
July 2013                              15.61964495
August 2013                            14.61761589
September 2013                         13.62305522
October 2013                           12.63591315
November 2013                          11.65614026
December 2013                          10.68368742
January 2014                            9.71850586
February 2014                           8.76054709
March 2014                              7.80976297
April 2014                              6.86610567
May 2014                                5.92952767
June 2014                               4.99998177
July 2014                               4.07742106
August 2014                             3.31943249
September 2014                          2.57776477
October 2014                            1.85210798
November 2014                           1.14215772
December 2014                           0.44761499
January 2015 and thereafter             0.00000000